                                                                 Exhibit 10.2(c)

                            THE BON-TON STORES, INC.
                           FIVE YEAR CASH BONUS PLAN
                              FOR HEYWOOD WILANSKY


     1.   PURPOSE
          -------

     The Bon-Ton Stores, Inc. Five Year Cash Bonus Plan for Heywood Wilansky (the "Plan"), is established by the Committee (as hereinafter defined), along with the current performance goals required to be satisfied for the payment of any bonus under the terms of the Plan, and is adopted by the Board of Directors, subject to the approval of the shareholders of The Bon-Ton Stores, Inc., a Pennsylvania corporation (the "Company"). The Plan is established for the purpose of providing performance-based compensation to Heywood Wilansky (the "Participant") in the form of cash bonuses to be paid in connection with services to be provided by the Participant during the five year period commencing with the fiscal year of the Company that started as of February __, 1998, in accordance with a formula that is based on the financial success of the Company as part of an integrated compensation program which is intended to assist the Company in motivating and retaining employees of superior ability, industry and loyalty.

     2.   DEFINITIONS
          -----------

     The following words and phrases as used herein shall have the following meanings, unless a different meaning is plainly required by the context:

     "Base Compensation" shall mean $1,000,000.

     "Board of Directors" shall mean the Board of Directors of the Company.

     "Bonus Base" shall mean seventy five percent (75%) of the Participant's base salary for the Plan Year by reference to the Participant's annual rate of base salary in effect as of the date the Committee establishes the Earned Percentage Schedule for the Plan Year.

     "Code" shall mean the Internal Revenue Code of 1986, as amended.

     "Committee" shall mean the Compensation Committee of the Board of Directors, consisting of two or more Outside Directors, to act as the Committee with respect to the Plan, or such other committee as may be appointed by the Board of Directors to act as the Committee with respect to the Plan.

     "Company" shall mean The Bon-Ton Stores, Inc., a Pennsylvania corporation, and any successor thereto.

     "Company's Accountants" shall mean the certified public accountants charged with the responsibility for determining the Company's earnings for the relevant fiscal year for purposes of the disclosure of such information as may be required under applicable law or under such rules as may be applicable to the Company in connection with any public filings or in connection with the listing of the Company's securities on any securities exchange.

     "Designated Beneficiary" shall mean the person, if any, specified in writing by the Participant to receive any payments due the Participant in the event of the Participant's death. In the event no person is specified by the Participant, the Participant's estate shall be deemed to be the Designated Beneficiary.

     "Effective Date" shall mean February 1, 1998.

     "Earned Percentage" shall mean the percentage determined by reference to the schedule established for each Plan Year by the Committee.

     "Outside Director" shall mean a member of the Board of Directors who is treated as an "outside director" for purposes of Code Section 162(m).

     "Plan Year" shall mean the taxable year of the Company. The first Plan Year shall be taxable year of the Company that commenced on or about February 1, 1998.

     3.   PARTICIPATION
          -------------

     Heywood Wilansky shall be the sole Participant in the Plan.

     4.   TERM OF PLAN
          ------------

     Subject to approval of the Plan by the shareholders of the Company, the Plan shall be in effect as of the Effective Date and shall continue until the payment of any bonuses as may be required to be paid pursuant to the terms of the Plan attributable to the five Plan Years ending on the Saturday nearer January 31, 1999, 2000, 2001, 2002 and 2003.

     5.   BONUS ENTITLEMENT
          -----------------

     The Participant shall be entitled to receive a bonus in accordance with the provisions of Section 6 of the Plan only after certification in writing by the Committee that the performance goals set forth in Section 6 have been satisfied. The bonus payment with respect to each Plan Year shall be payable to the Participant in the next Plan Year on or before April 15 of such Plan Year. Notwithstanding anything to the contrary contained herein, no bonus shall be payable under the Plan without the prior disclosure of the material terms of the Plan to the shareholders of the Company and the approval of the Plan by such shareholders, consistent with applicable requirements for such disclosure and approval under Section 162(m) of the Code.

     6.   AMOUNT OF PERFORMANCE-BASED COMPENSATION BONUS
          ----------------------------------------------

     (a) Formula Amount of Bonus.  The Participant (or the Designated
         -----------------------
Beneficiary of the Participant in the event of the death of the Participant prior to payment of the bonus hereunder), shall be entitled to a bonus with respect to each Plan Year that is equal to a percentage of his Base Compensation, from a minimum of 0% to a maximum of 100%, based on the achievement of the performance goals as described below. The performance goals that may be established for each Plan Year shall be set forth on a schedule by the Committee, no later than 90 days after the beginning of each Plan Year. The performance goals for each Plan Year shall be stated as a level of earnings of the Company, net after taxes, as established by the Company's Accountants, that is substantially uncertain at the time such schedule is established. In no event shall the Participant be eligible for a bonus in excess of $1,000,000 with respect to any Plan Year under the terms of the Plan.

          (i) Initial Performance Goal. If the net after tax earnings of the Company for the first Plan Year, as determined by the Company's Accountants, is equal to or greater than $3,000,000, the Participant shall receive a cash bonus under the Plan with respect to each Plan Year in which a bonus is otherwise payable equal to 40% of his Base Compensation.

          (ii) Annual Performance Goals. If the Participant is eligible for a performance bonus as a result of meeting the Initial Performance Goal, as described in subsection (i) of this Section 6(a), the percentage of his Base Compensation which may be paid in the form of a bonus under the Plan shall be equal to the 40% minimum payable by virtue of having satisfied such Initial Performance Goal, plus an additional percentage, between 0% and 60%, based on the Company's achievement of earnings, net after taxes, as established by the Company's Accountants, as set forth by the Committee on the schedule applicable to the relevant Plan Year. For the first Plan Year, the bonus attributable to satisfying the Annual Performance Goal shall be as follows:

     Net After Tax Earnings              Additional Bonus Percentage
     ----------------------              ---------------------------

     Below $11,000,000                              0%
     $11,000,000                                   20%
     $15,000,000 or above                          60%

In the event the net after tax earnings of the Company for the first Plan Year, as determined by the Company's Accountants, is above $11,000,000 but is below $15,000,000, the amount of the Additional Bonus Percentage shall be a percentage between 20% and 60%, equal to the sum of 20% plus an additional percentage determined by multiplying 40% times a fraction, the numerator of which is equal to the net after tax earnings of the Company for the first Plan Year in excess of $11,000,000, and the denominator of which is equal to $4,000,000.

For each subsequent Plan Year, the Committee shall establish appropriate levels of net after tax earnings to be used in establishing the Participant's Additional Bonus Percentage within the first 90 days of the Plan Year. If no action is taken to establish such new levels of net after tax earnings for these purposes, the levels in effect for the prior Plan Year shall be treated as having been selected by the Committee during such 90 day period.

     (b) Termination of Employment During Plan Year.  Notwithstanding anything
         ------------------------------------------
contained herein to the contrary, in the event the Participant is not an employee of the Company as of the last day of the Plan Year, the bonus payable to the Participant shall be equal to the bonus that would otherwise have been payable under the Plan but for this Section 6(b), multiplied by a fraction, the numerator of which is equal to the number of days the Participant was employed by the Company during the Plan Year, and the denominator of which is 365.

     7.   COMMITTEE
          ---------

     (a) Powers.  The Committee shall have the power and duty to do all things
         ------
necessary or convenient to effect the intent and purposes of the Plan and not inconsistent with any of the provisions hereof, whether or not such powers and duties are specifically set forth herein, and, by way of amplification and not limitation of the foregoing, the Committee shall have the power to:

          (i) provide rules and regulations for the management, operation and administration of the Plan, and, from time to time, to amend or supplement such rules and regulations;

          (ii) construe the Plan, which construction, as long as made in good faith, shall be final and conclusive upon all parties hereto; and

          (iii) correct any defect, supply any omission, or reconcile any inconsistency in the Plan in such manner and to such extent as it shall deem expedient to carry the same into effect, and it shall be the sole and final judge of when such action shall be appropriate.

The resolution of any questions with respect to payments and entitlements pursuant to the provisions of the Plan shall be determined by the Committee, and all such determinations shall be final and conclusive.

     (b) Indemnity.  No member of the Committee shall be directly or indirectly
         ---------
responsible or under any liability by reason of any action or default by him as a member of the Committee, or the exercise of or failure to exercise any power or discretion as such member. No member of the Committee shall be liable in any way for the acts or defaults of any other member of the Committee, or any of its advisors, agents or representatives. The Company shall indemnify and save harmless each member of the Committee against any and all expenses and liabilities arising out of his own membership on the Committee.

     (c) Compensation and Expenses.  Members of the Committee shall receive no
         -------------------------
separate compensation for services other than compensation for their services as members of the Board of Directors, which compensation can include compensation for services at any committee meeting attended in their capacity as members of the Board of Directors. Members of the Committee shall be entitled to receive their reasonable expenses incurred in administering the Plan. Any such expenses, as well as extraordinary expenses authorized by the Company, shall be paid by the Company.

     (d) Participant Information.  The Company shall furnish to the Committee in
         -----------------------
writing all information the Company deems appropriate for the Committee to exercise its powers and duties in administration of the Plan. Such information shall be conclusive for all purposes of the Plan and the Committee shall be entitled to rely thereon without any investigation thereof; provided, however, that the Committee may correct any errors discovered in any such information.

     (e) Inspection of Documents.  The Committee shall make available to the
         -----------------------
Participant and his Designated Beneficiary, for examination at the principal office of the Company (or at such other location as may be determined by the Committee), a copy of the Plan and such of its records, or copies thereof, as may pertain to the benefits of the Participant and beneficiary under the Plan.

     8.   EFFECTIVE DATE, TERMINATION AND AMENDMENT
          -----------------------------------------

     (a)  Effective Date of Participation in Plan.  Subject to shareholder and
          ---------------------------------------
Committee approval of the Plan, participation in this Plan shall be effective as of February 1, 1998 and shall continue thereafter for the term of the Plan.

     (b)  Amendment and Termination of the Plan.  The Plan may be terminated or
          -------------------------------------
revoked by the Company at any time and amended by the Company from time to time, provided that neither the termination, revocation or amendment of the Plan may, without the written approval of the Participant, reduce the amount of a bonus payment that is due, but has not yet been paid, and provided further that no changes that would increase the amount of bonuses determined under the formula contained in Section 6(a) of the Plan shall be effective without approval by the Committee and without disclosure to and approval by the shareholders of the Company in a separate vote prior to payment of such bonuses. In addition, the Plan may be modified or amended by the Committee, as it deems appropriate, in order to comply with any rules, regulations or other guidance promulgated by the Internal Revenue Service with respect to applicable provisions of the Code, as they relate to the exemption for "performance-based compensation" under the limitations on the deductibility of compensation imposed under Code Section 162(m).

     9.   MISCELLANEOUS PROVISIONS
          ------------------------

     (a) Unsecured Creditor Status.  The Participant, if entitled to a bonus
         -------------------------
payment hereunder, shall rely solely upon the unsecured promise of the Company, as set forth herein, for the payment thereof, and nothing herein contained shall be construed to give to or vest in the Participant or any other person now or at any time in the future, any right, title, interest, or claim in or to any specific asset, fund, reserve, account, insurance or annuity policy or contract, or other property of any kind whatever owned by the Company, or in which the Company may have any right, title, or interest, now or at any time in the future.

     (b) Other Company Plans.  It is agreed and understood that any benefits
         -------------------
under this Plan are in addition to any and all benefits to which the Participant may otherwise be entitled under any other contract, arrangement, or voluntary pension, profit sharing or other compensation plan of the Company, whether funded or unfunded, and that this Plan shall not affect or impair the rights or obligations of the Company or the Participant under any other such contract, arrangement, or voluntary pension, profit sharing or other compensation plan.

     (c) Separability.  If any term or condition of the Plan shall be invalid or
         ------------
unenforceable to any extent or in any application, then the remainder of the Plan, with the exception of such invalid or unenforceable provision, shall not be affected thereby, and shall continue in effect and application to its fullest extent.

     (d) Continued Employment.  Neither the establishment of the Plan, any
         --------------------
provisions of the Plan, nor any action of the Committee shall be held or construed to confer upon the Participant the right to a continuation of employment by the Company. The Company reserves the right to dismiss any employee (including the Participant), or otherwise deal with any employee (including the Participant) to the same extent as though the Plan had not been adopted.

     (e) Incapacity.  If the Committee determines that the Participant or
         ----------
Beneficiary is unable to care for his affairs because of illness or accident, or is a minor, any benefit due the Participant or Beneficiary under the Plan may be paid to his spouse, child, parent, or any other person deemed by the Committee to have incurred expense for the Participant or Beneficiary (including a duly appointed guardian, committee, or other legal representative), and any such payment shall be a complete discharge of the Company's obligation hereunder.

     (f) Jurisdiction.  The Plan shall be construed, administered, and enforced
         ------------
according to the laws of the Commonwealth of Pennsylvania except to the extent that such laws are preempted by the Federal laws of the United States of America.

     (g) Claims.  If, pursuant to the provisions of the Plan, the Committee
         ------
denies the claim of the Participant for benefits under the Plan, the Committee shall provide written notice, within 60 days after receipt of the claim, setting forth in a manner calculated to be understood by the claimant:

          (i) the specific reasons for such denial;
          (ii) the specific reference to the Plan provisions on which the denial is based;
          (iii) a description of any additional material or information necessary to perfect the claim and an explanation of why such material or information is needed; and
          (iv) an explanation of the Plan's claim review procedure and the time limitations of this subsection applicable thereto.

If the Participant's claim for benefits has been denied, the Participant may request review by the Committee of the denied claim by notifying the Committee in writing within 60 days after receipt of the notification of claim denial. As part of said review procedure, the claimant or his authorized representative may review pertinent documents and submit issues and comments to the Committee in writing. The Committee shall render its decision to the claimant in writing in a manner calculated to be understood by the claimant not later than 60 days after receipt of the request for review, unless special circumstances require an extension of time, in which case decision shall be rendered as soon after the sixty-day period as possible, but not later than 120 days after receipt of the request for review. The decision on review shall state the specific reasons therefor and the specific Plan references on which it is based.

     (h)  Withholding.  The Participant or the Designated Beneficiary shall make
          -----------
appropriate arrangements with the Company for satisfaction of any federal, state or local income tax withholding requirements and Social Security or other tax requirements applicable to the accrual or payment of benefits under the Plan. If no other arrangements are made, the Company may provide, at its discretion, for any withholding and tax payments as may be required.

     (i) Interpretation.  The Plan is intended to pay compensation only on the
         --------------
attainment of the performance goals set forth above in a manner that will exempt such compensation from the limitations on the deduction of certain compensation payments under Code Section 162(m). To the extent that any provision of the Plan would cause a conflict with the conditions required for such an exemption or would cause the administration of the Plan to fail to satisfy the applicable requirements for the performance-based compensation exemption under Code Section 162(m), such provision shall be deemed null and void to the extent permitted by applicable law.